UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.      )
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THE BRAZIL FUND, INC.

(Name of Registrant as Specified In Its Charter)
CARROUSEL CAPITAL LTD
THE CARROUSEL FUND LTD
THE CARROUSEL FUND II LIMITED

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CARROUSEL CAPITAL LTD
203-205 Brompton Road
London SW3 1LA
Tel: 44 20 7823 7044 Fax: 44 20 7591 3829
December 27, 2005
Dear Fellow Stockholder of The Brazil Fund, Inc. (the “Fund”):
      On December 13, 2005, the Fund announced that it had adjourned the Special Meeting of Stockholders of the Fund (the “Special Meeting”) to allow more time for stockholders to submit proxies with respect to the Special Meeting proposal to convert the Fund to an open-end investment company. The reconvened Special Meeting of Stockholders of the Fund will be held at 10:00 a.m. on January 13, 2006 at the offices of Deutsche Asset Management, 345 Park Avenue, New York, New York 10154.
      According to a preliminary count by the Fund’s proxy solicitor, holders of approximately 68% of the Fund’s outstanding shares submitted proxies in favor of converting the Fund to an open-end investment company. This preliminary count includes proxies submitted during the meeting. Your vote is important because the proposal requires the affirmative vote of at least 75% of the Fund’s outstanding shares for approval. We recommend you VOTE FOR THE OPEN-ENDING PROPOSAL.
      As disclosed in the enclosed proxy statement filed by Carrousel Capital Ltd (“Carrousel”) on December 8, 2005, in addition to the open-ending proposal, Carrousel is seeking your support at the reconvened Special Meeting to elect each of Francis Rupert Chad Lea, James Best and Gordon Muir-Carby to the Board of Directors of the Fund, to serve as Class III directors in place of the three Class III candidates for election as directors who did not receive the requisite vote to be re-elected at the 2004 Annual Meeting and who are holding over. Based on proxies received by Carrousel, we believe these three nominees received the support of over 53% of the Fund’s outstanding shares. At the Special Meeting, management refused to consider our proposal to elect these three nominees to the Board of Directors.
      Carrousel urges you to carefully consider the information contained in the enclosed proxy statement filed by Carrousel on December 8, 2005 and if you have not already done so, support Carrousel’s efforts by signing, dating and returning the enclosed GOLD proxy card today.
      All proxies may be revoked or superseded until they have been exercised at the reconvened special meeting. There will be no change of the record date and holders of record of the Fund’s Common Stock at the close of business on October 21, 2005 remain entitled to vote at the Special Meeting of the Fund.
      Carrousel urges you to act promptly so that a sufficient number of votes will be obtained to resume the meeting as scheduled and avoid any additional meeting adjournments.
      Thank you for your prompt attention to this matter.
Sincerely yours,
Bruno Sangle-Ferriere
Director
Carrousel Capital Ltd
For assistance in voting your GOLD proxy, please call Morrow & Co., Inc. at 800-662-5200; banks and brokers call collect 203-658-9400.